UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2018

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 8.01	Other Events.

On March 12, 2018, Advaxis, Inc. (the “Company”) issued a press release announcing results of operations and providing a business update for the three months ended January 31, 2018. The Company also announced that on Monday, March 12, 2018 at 4:30 p.m. EST, the Company will host an investor conference call during which the Company will provide a business update and a brief overview of its financial results. A copy of such press release is being furnished as Exhibit 99.1.

On March 12, 2018, the Company announced that it received notification from the U.S. Food and Drug Administration (“FDA”) that its Investigational New Drug (IND) application for its Phase 1/2 combination study of axalimogene filolisbac with IMFINZI (durvalumab) for the treatment of patients with advanced, recurrent or refractory human papillomavirus (HPV)-associated cervical cancer and HPV-associated head and neck cancer was placed on clinical hold. The clinical hold pertains to a recent submission of a safety report to the FDA regarding a Grade 5 Serious Adverse Event on February 27, 2018 involving respiratory failure which occurred following the sixth combination cycle in the trial.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Press release issued by Advaxis, Inc. dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

(Registrant)

Date: March 12, 2018
	By:	/s/ Sara Bonstein
Sara Bonstein
Executive Vice President and Chief Financial Officer